Third
Amended and Restated
Bylaws
of
CAMERON INTERNATIONAL CORPORATION
(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware or at such other place within the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may at any time and from time to time designate.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may at any time and from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting. Except as otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting at such address as shall appear on the books of the Corporation.

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by (i) the Chairman, (ii) the President, or (iii) a majority of the entire Board of Directors. Special meetings of stockholders may not be called by any other person or persons. Such request shall state the purpose or purposes of the proposed meeting, and the business transacted at a special meeting of stockholders shall be confined to the purpose or purposes specified in the notice therefor. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting at such address as shall appear on the books of the Corporation.

Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5. Voting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Except as otherwise provided pursuant to the Certificate of Incorporation as to any series or class of Preferred Stock, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date unless such proxy provides for a longer period. The Board of Directors, in its sole discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot; provided, that, notwithstanding the foregoing, elections of directors at an annual or special meeting of stockholders shall be written ballot.

Section 6. No Written Consent. Except as otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called as provided in these Bylaws, and may not be taken by written consent of stockholders pursuant to the General Corporation Law of the State of Delaware.

Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 9. Advance Notice for Business at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 9.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) a description of the full economic interest of such stockholder in the Corporation which would include, but is not limited to, the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder, and whether such interest is subject to or the result of any short position, synthetic swap, or forward shares, (iv) an undertaking to provide an update on the information regarding economic interest required by the preceding part as of 10 days prior to the meeting and no later than 7 days prior to the meeting, (v) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (vi) an acknowledgment that such stockholder must appear in person at the annual meeting in order to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than five nor more than fifteen members, the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1996 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1997 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1998 annual meeting of the stockholders. At each annual meeting of stockholders beginning in 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

Section 2. Advance Notice of Director Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) a description of the full economic interest of such stockholder in the Corporation which would include, but is not limited to, the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, and whether such interest is subject to or the result of any short position, synthetic swap, or forward shares, (iii) an undertaking to provide an update on the information regarding economic interest required by the preceding part as of 10 days prior to the meeting and no later than 7 days prior to the meeting, (iv) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (v) an acknowledgement that such stockholder must appear in person at the annual meeting in order to to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2. If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile transmission or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Actions of Board Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 11. Director Emeritus and Advisory Directors. The Chairman of the Board of Directors may appoint one or more individuals to serve as Director Emeritus or as advisory directors to the Corporation for a term of one year or less, provided that there shall be no more than one person serving as Director Emeritus at any one time. Any Director Emeritus or Advisory Director may be reappointed annually. A Director Emeritus or Advisory Director appointed by the Chairman shall be paid the consideration paid to Directors unless otherwise agreed to between the Chairman and any such Director Emeritus or Advisory Director. The Director Emeritus and Advisory Directors shall be invited to attend meetings of the Board of Directors, but shall not serve on any committee nor shall have the ability to vote on any action taken by the Board of Directors. The Director Emeritus and Advisory Directors shall attend for purposes of advising and counseling the members of the Board of Directors on matters that come before the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by a majority of the entire Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, the Treasurer or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall be chairman of all meetings of stockholders, and shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President.

Section 5. Chief Executive Officer. The Chief Executive Officer of the Corporation, subject to the approval or direction or authorization of the Board of Directors, shall have general executive charge of the business and property of the Corporation, sign and execute, or delegate to the President or any Vice President the signing and execution of, all authorized contracts, certificates and other instruments of the Corporation, and do and perform such additional duties as shall be ordered by the Board of Directors. Either the Chairman of the Board or the President of the Corporation shall be chosen Chief Executive Officer by the Board of Directors.

Section 6. President. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence or disability of the Chairman of the Board of Directors, the President shall perform the duties of the Chairman of the Board of Directors and, when so acting, shall have all the powers of and be subject to all the restrictions of the Chairman of the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

Section 7. Vice Presidents. At the request of the President or, subject to Section 4 of this Article IV, in the President’s absence or inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe, including, in the absence of the President or in the event of the inability or refusal of the President to act, the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all such officer’s transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 10. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer, or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 12. Other Officers Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Certificates for Shares. The shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the laws of the State of Delaware. Except as otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. Each shareholder, upon written request to the Corporation or its transfer agent, shall be entitled to a certificate of the capital stock of the Corporation. If certificated, certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed (i) by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or a vice President and (ii) by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.”

Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee or (ii) a registrar other than the Corporation or its employee, any other signature on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfer of Shares. The Board of Directors may appoint one or more transfer agents for the Corporation’s capital stock and may make, or authorize such agent or agents to make, all such rules and regulations as are expedient governing the issue, transfer and registration of shares of capital stock of the Corporation and any certificates representing such shares. Transfer of the shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of his authority to transfer, or by his attorney thereunder authorized by power of attorney, duly executed and filed with Secretary of the Corporation or its transfer agent, either (i) if such shares are certificated, on surrender for cancellation of the certificate of such shares to the Corporation or its transfer agent, or (ii) if such shares are uncertificated, upon proper instructions from the holder thereof, in each case with such proof of authenticity of signature as the Corporation or its transfer agent may reasonably require. Prior to due presentment for registration of transfer of a security (whether certificate or uncertificated), the Corporation shall treat the registered owner of such security as the person exclusively entitled to vote, receive notifications and dividends, and otherwise to exercise all rights and powers of such security.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, facsimile transmission or cable, in which event notice shall be deemed given upon receipt.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. “Entire Board of Directors.” As used in these Bylaws, the term “Entire Board of Directors” shall mean the total number of directors fixed by the Board of Directors from time to time which the Corporation would have if there were no vacancies.

ARTICLE VIII

INDEMNIFICATION

The power, right and obligation of the Corporation to indemnify any director or officer of the Corporation and employees and agents of the Corporation shall be as set forth in Article TWELFTH of the Certificate of Incorporation. All directors and officers of the Corporation shall be entitled to indemnification as set forth in the Certificate of Incorporation.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of two-thirds (2/3) of the outstanding voting stock of the Corporation thereon or by a majority of the entire Board of Directors then in office; provided, however, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any particular class or series of stock required by law, the Certificate of Incorporation or these Bylaws, the favorable vote, at a meeting of stockholders of the Corporation, of the holders of at least eighty percent (80%) of the outstanding voting stock of the Corporation entitled to vote shall be required for any alteration, amendment or repeal of Article II, Sections 3 and 6; Article III, Section 1, Article VII, Section 5 and this Article IX.

First Adopted 6/28/95
Amended 12/2/96
Amended 5/9/2002
Amended 5/21/2008
Amended 5/13/2009